SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported) June 12, 2002





                        STREICHER MOBILE FUELING, INC.
            (Exact name of registrant as specified in its charter)



                                   Florida
                (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



            Streicher Mobile Fueling, Inc.
            800 W. Cypress Creek Rd., Suite 580
            Fort Lauderdale, Florida                   33309
            (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code             (954) 308-4200


ITEM 5.  OTHER EVENTS

      On April 1, 2002, Stanley H. Streicher, individually, and Supreme Oil Company Inc., a company wholly owned by Mr. Streicher (together, "Supreme") and Streicher Mobile Fueling, Inc. (the "Company"), entered


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into an agreement with respect to the repayment by Supreme of certain debts owed to the Company by Supreme. Mr. Streicher currently serves as the Company's Chairman of the Board.

The debts covered by the April 1, 2002, agreement (the "Agreement") included two promissory notes to the Company, one dated January 31, 1997, in the amount of $319,043.00 due January 31, 2007, and the second in the amount of $94,850.00 dated January 31, 1998 due January 31, 2007 (the "Notes"), on account of various debts owed to the Company by Supreme and another entity owned by Mr. Streicher, including tax benefits of the Company used by that entity and certain expenses and cash advances made by the Company to Supreme prior to, and in conjunction with, the Company's initial public offering. Supreme and the Company previously entered into a Lease Cancellation and Assignment of Sublease with the Company dated February 1, 2002, whereby Supreme agreed to pay to the Company the net book value of certain leasehold improvements which were paid by, and carried on the books of, the Company as of April 30, 2001, in the amount of $59,600.15 (the "Leasehold Improvements Debt") on or before March 31, 2002. Supreme guaranteed the principal of, and interest on, the Notes. (The Leasehold Improvements Debt and the Notes are referred to collectively as the "Debt".) Supreme delivered to the Company stock certificates for an aggregate of 533,088 shares of the Company's Common Stock owned by Supreme (the "First Certificates") and pledged the First Certificates as security for the Debt.

      In the Agreement, Supreme agreed to accelerate the due date of the Notes to September 30, 2003, to make quarterly payments of interest on the Debt, and waived any defenses to foreclosure on the First Certificates if the Debt remained unpaid on September 30, 2003. The Company agreed to defer any such foreclosure until that date in exchange for the pledge by Supreme of 79,432 additional shares of the Company's common stock owned by Supreme (the "Second Certificate") to the Company as collateral for the Debt and the waiver of defenses to any such foreclosure on the First Certificates and the Second Certificate (collectively, the "Certificates") if and to the extent that the Debt was not repaid prior to the expiration of such eighteen month period (the "Acceleration Period"). Supreme also pledged to the Company additional shares of the Company's Common Stock (the "Additional Stock Certificates") if the Company deems itself insecure during the Acceleration Period for any reason, including but not limited to a decline in the value of the Certificates. Supreme also agreed that, in order to ensure that the Debt was repaid before the end of the Acceleration Period, Supreme would conduct an orderly program to liquidate those of Supreme's shares of the Company's Common Stock which were not pledged to the Company. Those shares, as well as the shares represented by the Certificates, were registered for resale by a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on June 8, 2001.

      On June 12, 2002, Supreme sold 613,000 shares of the Company's Common Stock for aggregate gross proceeds of $711,080. The Company



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believes that, in light of the sale, Supreme will pay some or all of the outstanding balance of the Debt to the Company in the near future.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)      None

   (b)      None

   (c)      Exhibits

            99.1 Agreement with Supreme Oil Company and Stanley H. Streicher dated April 1, 2002.


Date:  June 14, 2002                      STREICHER MOBILE FUELING, INC.


                                          By:/S/RICHARD E. GATHRIGHT
                                             ---------------------------------
                                              Richard E. Gathright, President